Exhibit T3A.103

STATE OF ARKANSAS

Charlie Daniels

SECRETARY OF STATE

To All to Whom These Presents Shall Come, Greetings:

I, Charlie Daniels, Secretary of State or Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of

Certificate of Limited Partnership

of

CBL/PARK PLAZA, LIMITED PARTNERSHIP

filed in this office

June 8, 2004

In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 8th day of June 2004.

/s/ Charlie Daniels
Secretary of State

Arkansas Secretary		Document Number: 2208860002 CBL/PARK PLAZA, LIMITED PARTNERSHIP CERTIFICATE OF LIMITED PARTNERSHIP
Charlie Daniels	State Capital • Little [ ] 501-682-3409 •1[ ]	FILED: 06/08/04, #Pages: 1
Arkansas Secretary of State Business Services Division

CERTIFICATE OF LIMITED PARTNERSHIP

1.	The name of the Limited Partnership is:	CBL/Park Plaza, LIMITED PARTNERSHIP

2.	The address of the office of the Limited Partnership is:	CBL, Center, Suite 500

2030 Hamilton Place Blvd., Chattanooga, TN 37421

3.	The name and address of the agent for services of process for the Limited Partnership is:

Corporation Service Company, 120 East Fourth Street, Little Rock, AR 72201

4.	The name and business address of each General Partner is:

CBL/Park Plaza GP, LLC CBL Center, Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
	(name)	(address)

	(name)	(address)

	(name)	(address)

5.	The latest date upon which the Limited Partnership is to dissolve is: N/A. Perpetual existence. Each General Partner must sign this document.

CBL, Center, Suite 210
Signed	/s/ Jeffery V. Curry Chattanooga, TN 37421		June 4, 2004
	(General Partner)	(Address)	(Date)

Signed
	(General Partner)	(Address)	(Date)

Signed
	(General Partner)	(Address)	(Date)

6.	Any other matter(s) the General Partner(s) determine to include:

*	CBL PARK PLAZA GP, LLC

By:	CBL & Associates Limited Partnership, its sole member and chief manager

By:	CBL Holdings I, Inc., its sole general partner

$50.00 Filing Fee	LP-01 Rev. 2/03